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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2003

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
5775 Peachtree Dunwoody Road, Suite B-200 Atlanta Georgia 30342 (Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 12, 2003, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing that its Board of Directors has authorized a stock repurchase program of up to one million shares of its common stock. For additional information, please see the press release.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

99.1	Press release issued February 12, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: February 14, 2003	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

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SIGNATURES